                                                                    Exhibit 10.2

                          TRW AUTOMOTIVE HOLDINGS CORP.
                           RESTRICTED STOCK AGREEMENT

      THIS AGREEMENT, dated as of September 7, 2004 between TRW Automotive Holdings Corp., a Delaware corporation (the "Company"), and Neil Marchuk (the "Employee"), is entered into as follows:

      WHEREAS, in order to give the Employee an incentive to continue in the employ of the Company or one of its subsidiaries and to participate in the affairs of the Company and its subsidiaries, the Compensation Committee of the Board of Directors of the Company or its delegates (the "Committee") has determined that the Employee shall be granted shares of the Company's $0.01 par value Common Stock (the "Stock") subject to the restrictions stated below and the terms and conditions of the TRW Automotive Holdings Corp. 2003 Stock Incentive Plan, as the same may be amended, supplemented or modified from time to time (the "Plan").

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of Stock. Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby grants to the Employee 15,381 shares of Stock (the "Restricted Stock").

2. Vesting Schedule. Provided the Employee remains in the employ of the Company or one of its subsidiaries on a continuous, full-time basis through the close of business on December 31, 2004, the interest of the Employee in the Restricted Stock shall become vested on that date.

3.    Restrictions.

      (a) The Restricted Stock or rights granted hereunder may not be sold, pledged or otherwise transferred until the Restricted Stock becomes vested in accordance with Section 2. The period of time between the date hereof and the date on which the Restricted Stock becomes vested is referred to herein as the "Restriction Period."

      (b) If the Employee's employment with the Company or one of its subsidiaries is terminated at any time for any reason prior to the completion of the Restriction Period (other than due to death or total and permanent disability as set forth in Sections 7 and 8 below), the Restricted Stock and all other rights granted hereunder shall be forfeited by the Employee, and ownership transferred back to the Company automatically and without further action by the Company or the Employee.

4.    Legend.

      Prior to the completion of the Restriction Period, all certificates representing any shares of Restricted Stock shall have endorsed thereon the following legend: "The shares represented by this certificate are subject to an agreement between the Corporation and the registered holder, a copy of which is on file at the principal office of this Corporation." Following completion of the Restriction Period, the Company will, upon request from the Employee, instruct the transfer agent to remove such legend.

5.    Escrow.

      The certificate[s] evidencing the Restricted Stock, if any, shall be delivered to and deposited with the Secretary of the Company, as Escrow Agent in this transaction, during the Restriction Period. The Restricted Stock may also be held in a restricted book entry account in the name of the Employee if the Company decides that the Restricted Stock shall not be certificated during the Restriction Period. Such certificate[s] or such book entry shares are to be held by the Escrow Agent until completion of the Restriction Period, at which time they shall be released by said Escrow Agent; provided, however, that a portion of such Restricted Stock shall be surrendered in payment of withholding taxes, social security contributions and other taxes in accordance with Section 9 below, unless alternative procedures for the payment of such taxes are established by the Company.

6.    Employee Shareholder Rights.

      During the Restriction Period, the Employee shall have all the rights of a shareholder with respect to the Restricted Stock except for the right to transfer the Restricted Stock, which will be restricted as set forth in
      Section 3. Accordingly, the Employee shall have the right to vote the Restricted Stock and to receive any cash dividends paid in respect of the Restricted Stock.

7.    Total and Permanent Disability of the Employee.

      In the event of total and permanent disability of the Employee prior to the completion of the Restriction Period, the Employee, if legally competent, or a legally-designated guardian or representative shall receive a pro rata number of shares determined by multiplying the total number of shares of Restricted Stock granted pursuant to this Agreement by a fraction, the numerator of which is the number of whole months elapsed between the date of this Agreement and the date of the Employee's disability and the denominator of which is four. For the purposes of this
      Section 7, total and permanent disability shall mean that the Employee becomes physically and mentally incapacitated and is unable to perform the material and substantial duties of his position for the remainder of the Restriction Period.

8.    Death of the Employee.

      In the event of the Employee's death prior to the completion of the Restriction Period, the Employee's estate or designated beneficiary shall receive a pro rata number of shares determined by multiplying the total number of shares of Restricted Stock granted pursuant to this Agreement by a fraction, the numerator of which is the number of whole months elapsed between the date of this Agreement and the date of Employee's death and the denominator of which is four. In the event of the Employee's death after the completion of the Restriction Period but prior to the transfer of shares to the Employee, said shares shall be transferred to the Employee's estate or designated beneficiary.

9.    Taxes.

      (a) The Employee shall be liable for any and all taxes, including, without limitation, withholding taxes, arising out of this grant or the vesting of Restricted Stock hereunder. The Employee shall surrender a sufficient number of whole shares of such Restricted Stock as necessary to cover all applicable withholding taxes, social security contributions and other taxes at the time the Restricted Stock becomes vested, unless alternative procedures for such payment are established by the Company. The Employee will receive a cash refund for any fraction of a surrendered share not necessary for withholding taxes, social security contributions and other taxes. To the extent that any surrender of shares or alternative procedure for such payment is insufficient, the Employee authorizes the Company, its affiliates and subsidiaries, which are qualified to deduct tax at source, to deduct all applicable withholding taxes, social security contributions and other taxes from the Employee's compensation. The Employee agrees to pay any amounts that cannot be satisfied from wages or other cash compensation.

      (b) Regardless of any action the Company or the Employee's employer (the "Employer") takes with respect to any or all income tax, social security, payroll tax, payment on account or other tax-related withholding ("Tax-Related Items"), Employee acknowledges and agrees that the ultimate liability for all Tax-Related Items and any other taxes legally due from him is and remains the Employee's responsibility and that the Company and/or the Employer (i) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock, including its grant, vesting or release, or the subsequent sale of shares of Restricted Stock or and the receipt of any dividends on Restricted Stock; and (ii) do not commit to structure the terms or any aspect of this grant of Restricted Stock to reduce or eliminate the Employee's liability for Tax-Related Items or other taxes. The Company may refuse to deliver the Restricted Stock to the Employee following completion of the Restriction Period if Employee fails to comply with Employee's obligations under this Section 9.

10.   Miscellaneous.

      (a) The Company shall not be required (i) to transfer on its books any shares of Restricted Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or
            (ii) to treat as owner of such shares (or to accord such owner the right to vote or receive dividends) any transferee to whom such shares shall have been so transferred.

      (b) The parties agree to execute such further instruments and to take such action as may reasonably be necessary to carry out the intent of this Agreement.

      (c) Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon delivery to the Employee at his address then on file with the Company.

      (d) By entering into this Agreement, the Employee agrees and acknowledges that he has received and read a copy of the Plan. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Employee with respect to the subject matter hereof. This Agreement is governed by the laws of the state of New York, without regard to conflicts of law.

      (e) The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

                                TRW AUTOMOTIVE HOLDINGS CORP.

                                BY /s/ David L. Bialosky
                                    --------------------------------------
                                    Name: David L. Bialosky
                                    Title: Executive Vice President and General
                                    Counsel

                                BY  /s/ Neil Marchuk
                                    ----------------------------------------
                                    Neil Marchuk
                                    Vice President, Human Resources